Registration No. 333-157066

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1/A-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COSTA RICA PARADISE INC.
(Name of small business issuer in its charter)

Nevada	6351
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

#6 Harbor Town	National Registered Agents Inc. of NV
Laguna Vista, Texas 78578	1000 East Williams Street, Suite 204
(877) 943-3210	Carson City, Nevada 89701
(Address and telephone number of registrant's	(800) 550-6724
executive office)	(Name, address and telephone number of agent for service)

Copies to:
Anslow & Jaclin LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]

Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price	[1]
Common Stock:	5,000,000	$0.02	$100,000	$3.93

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

COSTA RICA PARADISE INC.
Shares of Common Stock
2,500,000 minimum - 5,000,000 Maximum

    Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Over the Counter Bulletin Board ("OTC BB") operated by the Financial Industry Regulatory Authority. There is, however, no assurance that the shares will ever be quoted on the OTC BB.

    We are offering up to a total of 5,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker/dealers, 2,500,000 shares minimum, 5,000,000 shares maximum. The offering price is $0.02 per share. In the event that 2,500,000 shares are not sold within 270 days, all money received by us will be promptly, returned to you with interest and without deduction of any kind. The SEC staff generally defines "promptly" as a period of up to three days. We will return your funds to you in the form a cashier's check sent Federal Express on the 271st day. If at least 2,500,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at Washington Mutual Bank now a part of JPMorgan Chase Bank. Its telephone number is (800) 788-7000. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate interest bearing savings account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering. As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

    There are no arrangements to place the funds in an escrow, trust, or similar account.

    Our common stock will be sold on our behalf by Rhonda Esparza, our sole officer and director. Ms. Esparza will not receive any commissions or proceeds from the offering for selling shares on our behalf.

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.02	$0.006	$0.014
Per Share - Maximum	$0.02	$0.004	$0.017
Minimum	$50,000	$15,000	$35,000
Maximum	$100,000	$15,000	$85,000

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The date of this prospectus is ______________________.

SUMMARY OF OUR OFFERING

Our business

    We are a development stage company without revenues or operations. We have minimal assets and have incurred losses since inception. We are offering real estate consulting services to persons located in North America who are interested in investing in real estate located in Costa Rica.

    Our principal executive office is located at #6 Harbor Town, Laguna Vista, Texas 78578 and our telephone number is (877) 943-3210. Our registered agent for service of process is the National Registered Agents Inc of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is December 31.

The offering

    Following is a brief summary of this offering:

Securities being offered	A minimum of 2,500,000 shares of common stock and a
maximum of 5,000,000 shares of common stock, par value
0.00001.
Offering price per share	0.02
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	$35,000 assuming the minimum number of shares is sold.
$85,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan and working capital.
Number of shares outstanding before
the offering	4,000,000
Number of shares outstanding after the
offering if all of the shares are sold	9,000,000

Selected financial data

    The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of December 31, 2008
Balance Sheet
Total Assets	$13,670
Total Liabilities	$15,179
Stockholders' Deficit	$(1,509)

Period from
December 4, 2008
(date of inception)
to December 31, 2008
Income Statement
Revenue	$-
Total Expenses	$1,549
Net Loss	$(1,549)

RISK FACTORS

    Please consider the following risk factors before deciding to invest in our common stock.

RISKS ASSOCIATED WITH COSTA RICA PARADISE INC.

    1. We have to raise additional capital in order to commence operations. If we do not raise additional capital, we will not start our operations.

    We have to raise additional capital in order to commence operations. As of the date of this prospectus, we have not commenced operations. We have to raise additional capital in order to become operational. Because our sole officer and director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to raise additional funds from unaffiliated third parties.

    2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

    We were incorporated on December 4, 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $1,549. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	complete our public offering
*	establish our website
*	our ability to locate purveyors who will provide their services to our clients and to locate properties for resale to our clients
*	our ability to attract clients who will engage our services
*	our ability to generate revenues through the sale of our services

    Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

    3. We do not have any clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

    We do not have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

    4. We are solely dependent upon the funds to be raised in the future to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

    We have not started our business. We need to raise funds in order to start our operations. We believe we need to raise a minimum of $35,000 net proceeds to initiate operations.

    5. Because we are small and have minimal capital, we must limit marketing of our services to potential known clients. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

    Because we are small and have minimal capital, we must limit marketing of our services. We will initially generate revenues through the sale of services. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

    6. Our services are subject to seasonal fluctuations and as a result there may be periods when we suspend operations.

    Seasonal fluctuations in the real estate market will adversely impact revenues and may impede future growth. Historically revenues in this area are strongest in the first and second quarters of the calendar year. Prolonged periods where there is a lack of revenue may cause cutbacks and create challenges for meaningful growth.

    7. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

    Our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours per week or 50% of her time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our sole officer and director. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

    8. Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

    We have only one officer and director. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, she will be responsible for the administration of the controls. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

    9. Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations.

    We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

    10. If Rhonda Esparza resigns or dies without having found additional qualified administrative personnel, our operations will be suspended or cease. If that should occur, you could lose your investment.

    We have only one officer and director. We are entirely dependent upon her to conduct our operations. Further, we do not have key person insurance. If she should resign or die, without having hired qualified administrative personnel, we will suspend or cease operating entirely. In that event it is possible you could lose your entire investment.

Risks associated with this offering:

    11. Because there is no escrow, trust or similar account, your subscription could be seized by creditors or by a trustee in bankruptcy. If that occurs, you will lose your investment.

    There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

    12. Because there is no public trading market for our common stock, you may not be able to resell your stock.

    There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. Our company has not applied for its common stock to be quoted on any exchange or electronic trading system and may never do so. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

    13. Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

    We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

    14. Because the SEC imposes additional sales practice requirements on brokers who deal in shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

    Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

    Our offering is being made on a self-underwritten $50,000 minimum, $100,000 maximum basis. The table below sets forth the use of proceeds if $50,000 or $100,000 of the offering is sold.

		$50,000	$100,000
	Gross proceeds	$50,000	$100,000
	Offering expenses[1]	$15,000	$15,000
	Net proceeds	$35,000	$85,000
[1]	The $15,000 of offering expenses will be repaid to Rhonda Esparza, our president and sole director, for expenses advanced for legal and accounting fees relating to this offering.

    The net proceeds will be used as follows:

Website development	$5,000	$10,000
Database	$2,500	$10,000
Marketing and advertising	$5,000	$10,000
Establishing an office	$5,000	$5,000
Salaries	$0	$25,000
Audit, accounting and filing fees	$5,000	$7,000
Attending industry trade shows	$5,000	$10,000
Working capital	$7,500	$8,000

    Total offering expenses are $15,000 comprised of $5,000 for legal fees; $5,000 for accounting and auditing fees; $4,000 for consulting fees; $500 for our transfer agent; $496 for printing, and, $4.00 for filing fee.

    Upon the completion of this offering, we intend to immediately initiate the development of our website. We intend to hire an outside web designer to assist us in designing and building our website. We intend to develop and maintain a database of potential clients who have either established or have indicated a preference to travel in luxury. We will identify those Costa Rican real estate agents who would enable us to fulfill our objective to real estate that is attractive to a foreign investor and who are willing to pay us a fee for bringing a customer to their attention. We will identify other candidates for our database from information available from real estate journals, other Internet web sites, the real estate sections of the newspapers, magazines, periodicals and information we accumulate. The feasibility of collecting the data is high. We believe it will take approximately two months to create a workable database. We do not know how many persons fit into the client profile that we have identified - US persons seeking to invest or acquire real estate located in Costa Rica.

    We intend to begin assembling our database with potential customers we locate throughout Costa Rica and the United States. The estimated cost to develop and maintain the database is $2,500 to $10,000.

    Marketing and advertising will be focused on promoting our website to prospective purchasers and Costa Rican real estate agents. The advertising campaign will include the design and printing of various sales materials. The cost of developing the campaign is estimated to be between $5,000 and $10,000.

    We intend to establish an office to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations. We estimate the cost to be $5,000.

    If we raise the maximum amount under this offering, we intend to pay salaries to either our officer, employees or outside consultants to assist our officer in managing our business. In addition, we intend to hire one or two sales employees to handle Internet transactions with our clients.

    Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

    The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $50,000 and a maximum of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

    Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

    As of December 31, 2008, the net tangible book value of our shares of common stock was a deficit of $1,509 or $0.00 per share based upon 4,000,000 shares outstanding.

If 100% of the Shares Are Sold:

    Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 9,000,000 shares to be outstanding will be $98,491 or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.01 per share.

    After completion of this offering, if 5,000,000 shares are sold, you will own approximately 55.56% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.01 per share. Our existing stockholder will own approximately 44.44% of the total number of shares then outstanding, for which they have made contributions of cash totaling $40 or $0.00001 per share.

If 3,750,000 Shares Are Sold:

    Upon completion of this offering, in the event 3,750,000 shares are sold, the net tangible book value of the 7,750,000 shares to be outstanding will be $73,491 or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.01 per share.

    After completion of this offering, if 3,750,000 shares are sold, you will own approximately 48.39% of the total number of shares then outstanding for which you will have made a cash investment of $75,000, or $0.01 per share. Our existing stockholder will own approximately 51.61% of the total number of shares then outstanding, for which they have made contributions of cash totaling $40 or $0.00001 per share.

If the Minimum Number of the Shares Are Sold:

    Upon completion of this offering, in the event 2,500,000 of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $48,491 or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.01 per share.

    After completion of this offering, if 2,500,000 shares are sold, you will own approximately 38.46% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.01 per share. Our existing stockholder will own approximately 61.54% of the total number of shares then outstanding, for which they have made contributions of cash totaling $40 or $0.00001 per share.

    The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all Shares Sold

Price per share	$0.02
Net tangible book value per share before offering	$0.00
Potential gain to existing shareholders	$100,000
Net tangible book value per share after offering	$98,491
Increase to present stockholders in net tangible book value per share after offering	$0.01
Capital contributions	$40.00
Number of shares outstanding before the offering	4,000,000
Number of shares after offering	9,000,000
Percentage of ownership after offering	44.44%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.01
Capital contributions	$100,000.00
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	55.56%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.01
Capital contributions	$75,000.00
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering	48.39%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.01
Capital contributions	$50,000.00
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	38.46%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

    We are offering 5,000,000 shares of common stock on a self-underwritten basis, 2,500,000 shares minimum, 5,000,000 shares maximum basis. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account at Washington Mutual Bank now a part of JPMorgan Chase Bank. Its telephone number is (800) 788-7000. The funds will be maintained in the separate bank until we receive a minimum of $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will be immediately used by us. If we do not receive the minimum amount of $50,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 270 day period referred to above. There are no finders involved in our distribution. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement; or,
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

    If the changes above occur, any new offering may be made by means of a post-effective amendment.

    We will sell the shares in this offering through our sole officer and director, Ms. Rhonda A. Esparza. She will receive no commission from the sale of any shares. She will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

    1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

    2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

    3. The person is not at the time of her participation, an associated person of a broker/dealer; and,

    4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

    Rhonda A. Esparza is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

    Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Ms. Esparza will also distribute the prospectus to potential investors at the meetings, to business associates and to her friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

    Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

    We intend to sell our shares outside the United States of America.

Section 15(g) of the Exchange Act

    Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

    Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

    Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

    Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

    Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

    Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

    Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

    Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Regulation M

    We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for or purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

    This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

    If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement; and
2.	deliver a check or certified funds to us for acceptance or rejection.

    All checks for subscriptions must be made payable to COSTA RICA PARADISE INC.

Right to Reject Subscriptions

    We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

    We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations.

    Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of services for products to sell and source out clients to buy our services. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

    To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully negotiate strategic alliances with purveyors of services to enable us to offer these services to our clients, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officer or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

    If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

    Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

    Upon completion of our public offering, our specific goal is to profitably sell our advisory services. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 30 days. We believe that it will cost $5,000 to establish our office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3.

After our office is established, which we said should be 30 days after completing our offering, we intend to contact Costa Rican real estate agents through our website and by personal contact through Ms. Esparza, our sole officer and director. Once we have completed our public offering we will hire an outside web designer to begin development of the website. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As we locate customers and as our customer database expands, we will have to be continually upgrading the website. This promotion will ongoing through the life of our operations.

4.

Approximately 60 days after we complete our public offering, we intend to promote our services through traditional sources such as real estate publications, letters, emails, flyers and mailers. We also intend to attend additional real estate related conferences. We intend to promote our services to corporations to individuals who want to invest in Costa Rican real estate and to Costa Rican real estate agents. Initially we will aggressively court contacts provided by our president, Rhonda A. Esparza. We believe that it will cost a minimum of $5,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote an additional $5,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations.

5.	Within 90 days from the initial launch of our marketing program, we believe that we will begin generating fees from our advisory services.

    In summary, we should implement our business plan and expect to be engaging clients within 90 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

    Limited operating history; need for additional capital

    There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

    We are seeking equity financing to provide for the capital required to implement our operations.

    We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on December 4, 2008 to December 31, 2008

    Since inception, we incorporated the company, hired the attorney, and hired the auditor for the preparation of this prospectus. We have prepared an internal business plan. We have not reserved a domain name, but will do so upon completing this offering. Our loss since inception is $1,549 for consulting expenses and registered agent fees. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 90 days after we complete this offering.

    Since inception, we sold 4,000,000 shares of common stock to our sole officer and director in consideration of $40.

Liquidity and capital resources

    As of the date of this prospectus, we have yet to generate any revenues from our business operations.

    We issued 4,000,000 shares of common stock to our sole officer and director pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1993. The purchase price of the shares was $40. This was accounted for as an acquisition of shares.

    On December 31, 2008, Costa Rica Paradise owed its president and director $15,010 for expenses paid on behalf of Costa Rica Paradise for legal fees advanced. The total amount is unsecured, non interest bearing, and has no specific terms for repayment.

    As of December 31, 2008, our total assets were $13,670 and our total liabilities were $15,179. As of December 31, 2008, we had cash of $8,670.

    On December 1, 2008, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services, (ECS) Group $1,000 per month for the next year. ECS provides administrative support for the day-to-day operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, is the Company's bookkeeper, and is and EDGAR/IDEA filing service. Additionally, ECS acts as liaison between the Company's president and auditor, legal counsel, transfer agent, registered agent and the SEC. Upon SEC effectiveness, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K.

BUSINESS

    We were incorporated in Nevada on December 4, 2008, to engage in the business of real estate investment consulting with respect to properties located in Costa Rica. We have not started operations. We have not generated revenues from operations, but must be considered a development stage business. Our statutory registered agent in Nevada is National Registered Agents Inc. of NV located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our business office is located at #6 Harbor Town, Laguna Vista, Texas 78589 and our telephone number is 887-943-3210.

    We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.

    We have not started our operations and will not start operations until we complete our public offering.

    We have not conducted any market research into the likelihood of success of our operations.

Background

    We intend to offer real estate consulting services to persons located in North America and around the globe, who are interested in investing in real estate located in Costa Rica.

Services

    We intend to cater to the newly located or inexperienced real estate investors who do not have a preexisting relationship with a real estate agent in Costa Rica. We will assist the investor by locating qualified local experts in Costa Rica who will assist with issues relating to the purchase of real property in Costa Rica. For providing such service, we will be paid a fee by our customer.

The Process

    The client will provide us with information. The information will include the area of Costa Rica that the client desires to purchase property; the price range of the property being bought or sold; the type of property, commercial or residential; and, other conditions of the purchase and sale established by the client. The information will primarily be gathered via email, but telephone conversations and personal site visits will also be employed when necessary.

    Once all the relevant information and preferences are gathered; the process of matching the client to a qualified Costa Rican real estate agent will commence. Personal interviews with the real estate agent will be coordinated by us.

    In exchange for obtaining a qualified real estate agent, we will be paid a fee by the real estate agent for referring our client to him. The fee will be 25% to 50% of whatever commission the real estate agent receives on the transaction. We will have an executed blanket agreement with each real estate agent prior to introducing our client to the real estate agent.

    If a transaction is not consummated, no fee is due and payable.

Our website

    Currently our website is under development. We have reserved the domain name www.costaricaparadiseinc.com. We intend to hire an outside technology provider to develop our website. The technology provider company we hire will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, email forwarding, emailing analysis, auto responder, front page support, unlimited FTP access and hotmetal/miva script. The foregoing will allow us to promote the use of our services in an attractive fashion, and communicate with our clients online.

    Our website will become the virtual business card and portfolio for us as well as our online "home." It will showcase the services we will supply and a portfolio of properties and the variety of advisory services that we will offer. Currently, we have no customers and there is no assurance we will ever have any customers.

    The website will be a simple, well-designed site that is in keeping with the latest trends in user interface design. A site that is too flashy or tries to use too much of the latest Shockwave or Flash technology can be overdone and cause potential clients to look elsewhere. To those prospective clients that we are targeting, time is valuable and a website that takes too long to load or is difficult to navigate would not appeal to them.

    Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception on December 4, 2008. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based real estate referral center.

    The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Procedure for Doing Business with Us
1.	We will email, telephone or meet with the clients to get relevant questions answered relating to our advisory services.

2.	We will disclose our fee and have the client execute a written contract with us.

3.	We will find between one and three real estate agents in Costa Rica and introduce the real estate agent to the client for consideration.

4.	Upon completion of a real estate transaction, we will collect our fee from the referred real estate agent.

Marketing Strategy

    We intend to execute agreements with real estate agents in Costa Rica. At the same time, we intend to promote our service to the public. We will charge a fee for our service. The fee will be paid to us by the real estate agent we introduce.

    We will offer direct advertising of our services on our website, by flyers and promotional material that we create for distribution by mailing and handouts at retail outlets.

    Other methods of communication will include:

- Regular e-mailings to potential customers with updated company information and market changes
- Direct mail brochures and newsletters
- Publications - through newspapers and in the real estate section of local newspapers.
- Community Newsletters
- Informal marketing/networking activities such as joining organizations or attending conferences.

    Customer-based marketing will include:

-	Emphasizing repeat sales to clients who have used our services
-	Additional sales facilitated by links to our website
-	Strategic partnerships such as cooperative advertising

Website Marketing Strategy

    Web marketing will start with our known contacts who we will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

Revenue

    Initially, we intend to generate revenue from one source:

- Fixed Fee - By charging a fixed fee of 25% to 50% of the Realtor's commission on the purchase or sale of a tract of real estate.

    We intend to develop and maintain a database of all our clients and real estate agents in order to continuously build and expand our services.

    There is no assurance that we will be able to interest the public or real estate agents in participating in our services.

    The website will be the primary tool used to launch the service and deal with the clients. Not only will it begin the process of assessing the clients' needs, it will also allow the clients the opportunity to peruse properties available on the market, determine how much mortgage they qualify for and a variety of other services.

Competition

    After we commence operations, we will face intense competition from numerous established real estate agents which places us at a competitive disadvantage since they are more established within their network. Many of these real estate agents have been working the referral business among themselves for years and will be reluctant to change the procedure of doing business. Many of these competitors will have greater customer bases, operating histories, financial, technical, personnel and other resources than we do at this time. There can be no assurances we will be able to break into this industry offering a new type of referral service.

    The real estate referral business as it exists now throughout Costa Rica is highly competitive and is characterized by many individual real estate agents, large organized real estate companies and corporate relocation companies.

    Companies compete for the referral business based on personal contacts, services offered, and reputation and in some cases, cost.

    We do not currently have a competitive position in the Spanish real estate referral business. However, no such service, that we are aware of, has been successfully launched in the marketplace in Costa Rica and it may very well fill an important niche such as it has done in the United States. We will have to develop our competitive position. It will be attempted primarily through the promotion and use of the web site. We will advertise in Costa Rica's real estate publications and contact and maintain ongoing communication with client base from previous relationships with our president.

Government Regulation

    There are no laws which prohibit us from receiving a fee for placing a client with a real estate agent located in Costa Rica.

    We are not currently subject to direct federal, state, provincial, or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

    We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Insurance

    We do not maintain any insurance relating to our business or operations.

Employees

    We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

    On December 1, 2008, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services, (ECS) Group $1,000 per month for the next year. ECS provides administrative support for the day-to-day operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, is the Company's bookkeeper, and is and EDGAR/IDEA filing service. Additionally, ECS acts as liaison between the Company's president and auditor, legal counsel, transfer agent, registered agent and the SEC. Upon SEC effectiveness, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

    Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

    The name, address, age and position of our present officer and director is set forth below:

Name and Address	Age	Position(s)

Rhonda A. Esparza #6 Harbor Town Laguna Vista, Texas 78578	39	President, Chief Executive Officer, Secretary/Treasurer, Chief Financial Officer, and the sole member of the Board of Directors

    The person named above has held her offices/positions since our inception and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Rhonda Esparza

    Since December 4, 2008, Ms. Esparza has been our President, Chief Executive Officer, Secretary/Treasurer, Chief Financial Officer, Principal Accounting Officer and the sole member of the Board of Directors. Since February, 2000 to the present, Ms. Esparza has been a real estate agent with Realty Executives of South Padre Island, Texas.

    During the past five years, Ms. Esparza has not been the subject of the following events:

1.	Any bankruptcy petition filed by or against any business of which Ms. Esparza was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Esparza's involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Transactions with Related Persons, Promoters and Certain Control Persons

    Ms. Esparza is deemed a "promoter" of our company, within the meaning of such term unders the Securities Act of 1933 since she founded and organized our company. Ms. Esparza is our only "promoter". On December 4, 2008, we issued 4,000,000 shares of common stock as restricted securities to Rhonda A. Esparza, our sole officer and director, in consideration of $0.00001 per share or a total of $40. Ms. Esparza has not received and is not entitled to receive any additional consideration for her services as our promoter.

Audit Committee Financial Expert

    We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

    There are no conflicts of interest. Further, we have not established any policies to deal with possible future conflicts of interest.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by us from inception on December 4, 2008 through December 31, 2008, for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

Summary Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Rhonda Esparza	2008	0	0	0	0	0	0	0	0
President, CEO	2007	0	0	0	0	0	0	0	0
CFO	2006	0	0	0	0	0	0	0	0

    We have not paid any salaries in 2008, and we do not anticipate paying any salaries at any time in 2009. We will not begin paying salaries until we have adequate funds to do so.

    The following table sets forth the compensation paid by us from inception on December 4, 2008 through December 31, 2008, for our sole director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named sole director.

Director Compensation
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Rhonda Esparza	2008	0	0	0	0	0	0

    Our sole director does not receive any compensation for serving as a member of the board of directors.

    There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Long-Term Incentive Plan Awards

    We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

    As of the date hereof, we have not entered into employment contracts with any of our sole officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

    Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

    Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possess sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner	the Offering	Offering	Sold	Shares are Sold
Rhonda Esparza [1]	4,000,000	100.00%	4,000,000	44.44%
#6 Harbor Town
Laguna Vista, Texas 78578

All Officers and Directors	4,000,000	100.00%	4,000,000	44.44%
as a Group (1 person)

[1]     The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her stock holdings. Ms. Esparza is our only "promoter".

Future sales by existing stockholders

    A total of 4,000,000 shares of common stock were issued to our sole officer and director. All of the shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

    Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

    There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock.

DESCRIPTION OF SECURITIES

Common Stock

    Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and,
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

    All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

    Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 44.44% of our outstanding shares.

Cash dividends

    As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

    We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

    There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

    After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

    Our stock transfer agent for our securities will be Empire Stock Transfer, 7251 West Lake Mead Blvd, Las Vegas, Nevada 89128. Its telephone number is 702-562-4091.

CERTAIN TRANSACTIONS

    On December 4, 2008, we issued a total of 4,000,000 shares of restricted common stock to Rhonda A. Esparza, our sole officer and director in consideration of $40 cash.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

    Our financial statements for the period from inception to December 31, 2008, included in this prospectus have been audited by GBH CPAs, PC, 24 East Greenway Plaza, Suite 1875, Houston, Texas 77046, telephone (713) 629-8300, as set forth in its report included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

    Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726, telephone (732) 409-1212 has acted as our legal counsel.

FINANCIAL STATEMENTS

    Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis.

    Our audited financial statements from inception to December 4, 2008 (inception) through December 31, 2008 immediately follow:

COSTA RICA PARADISE INC.

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS
Balance Sheet	F-2
Statement of Expenses	F-3
Statement of Stockholder's Deficit	F-4
Statement of Cash Flows	F-5

NOTES TO THE FINANCIAL STATEMENTS	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Costa Rica Paradise, Inc.
Laguna Vista, Texas

We have audited the accompanying balance sheet of Costa Rica Paradise, Inc. as of December 31, 2008 and the related statements of expenses, stockholders' deficit and cash flows for the period from December 4, 2008 (inception) to December 31, 2008. These financial statements are the responsibility of Costa Rica Paradise's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Costa Rica Paradise, Inc. as of December 31, 2008 and the results of its operations and its cash flows for the period from December 4, 2008 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Costa Rica Paradise, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Costa Rica Paradise, Inc. has operating losses since inception which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

January 30, 2009

COSTA RICA PARADISE INC.
(A Development Stage Company)
BALANCE SHEET
December 31, 2008

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$8,670
Prepaid Expenses	5,000
TOTAL ASSETS	$13,670

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued Liabilities	169
Related Party Payable	15,010

TOTAL LIABILITIES	$15,179

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' DEFICIT
Preferred stock, 100,000,000 shares authorized, $0.00001 par value;
none issued and outstanding	-
Common stock, 100,000,000 shares authorized, $0.00001 par value;
4,000,000 shares issued and outstanding	40
Additional paid-in capital	-
Deficit accumulated during development stage	(1,549)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(1,509)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$13,670

The accompanying notes are an integral part of these financial statements.

COSTA RICA PARADISE INC.
(A Development Stage Company)
Statement of Expenses
For the period from December 4, 2008 (inception) to December 31, 2008

EXPENSES
General and Administrative Fees	$199
Consulting Fees	1,350
TOTAL EXPENSES	1,549

NET LOSS	$(1,549)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	4,000,000

The accompanying notes are an integral part of these financial statements.

COSTA RICA PARADISE INC.
(A Development Stage Company)
Statement of Stockholders' Deficit
For the period from December 4, 2008 (inception) to December 31, 2008

				Deficit	Total
			Additional	Accumulated	Stockholders'
	Common Stock		Paid-in	During Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Stock issued for cash on December 4,
2008 at $0.00001 per share	4,000,000	$40	$-	-	$40

Net loss	-	$-	$-	$(1,549)	$(1,549)

Balance, December 31, 2008	4,000,000	$40	$-	$(1,549)	$(1,509)

The accompanying notes are an integral part of these financial statements.

COSTA RICA PARADISE INC.
(A Development Stage Company)
Statement of Cash Flows
For the period from December 4, 2008 (inception) to December 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,549)
Adjustments to reconcile net loss to net cash used in operating activities: Prepaid Expenses	$(5,000)
Accrued Liabilities	$169
Net cash used in operating activities	(6,380)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	15,010
Proceeds from issuance of common stock	40
Net cash provided by financing activities	15,050

Net change in cash and cash equivalents	8,670
Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$8,670

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Costa Rica Paradise Inc.
(A Development Stage Company)
Notes to the Financial Statements
Period From December 4, 2008 (Inception)
Through December 31, 2008

Note 1.   Nature of Operations and Summary of Significant Accounting Policies

Nature of Business. Costa Rica Paradise Inc. was incorporated in Nevada on December 4, 2008 for the purpose of offering real estate consulting services to persons located in North America who are interested in investing in real estate located in Costa Rica.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Earnings (Loss) Per Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period ended December 31, 2008, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents. For purposes of the statement of cash flows, Costa Rica Paradise considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes: Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Recently Issued Accounting Pronouncements. Costa Rica Paradise does not expect the adoption of recently issued accounting pronouncements to have a significant impact on their results of operations, financial position or cash flow.

Costa Rica Paradise Inc.
(A Development Stage Company)
Notes to the Financial Statements
Period From December 4, 2008 (Inception)
Through December 31, 2008

Note 2. Going Concern

These financial statements have been prepared on a going concern basis, which implies Costa Rica Paradise will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Costa Rica Paradise be unable to continue as a going concern. As at December 31, 2008, Costa Rica Paradise has a working capital deficiency, has not generated revenues and has accumulated losses of $1,549 since inception. The continuation of Costa Rica Paradise as a going concern is dependent upon the continued financial support from its shareholders, the ability of Costa Rica Paradise to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Costa Rica Paradise's ability to continue as a going concern.

Note 3. Related Party Transactions

On December 31, 2008, Costa Rica Paradise owed its president and director $15,010 for expenses paid on behalf of Costa Rica Paradise for legal fees advanced. The total amount is unsecured, non interest bearing, and has no specific terms for repayment.

Note 4. Common Stock

On December 4, 2008, Costa Rica Paradise issued 4,000,000 common shares to its president at $0.00001 per share for $40.

Note 5. Income Taxes

Costa Rica Paradise uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Since inception, Costa Rica Paradise incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $1,549 at December 31, 2008, and will expire in the year 2029.

At December 31, 2008, deferred tax assets consisted of the following:

Deferred tax assets - net operating loss carryforward	$2,030
Less: valuation allowance	(2,030)
Net deferred tax asset	$-

Costa Rica Paradise Inc.
(A Development Stage Company)
Notes to the Financial Statements
Period From December 4, 2008 (Inception)
Through December 31, 2008

Note 6. Commitments and Contingencies

On December 1, 2008, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services, (ECS) Group $1,000 per month until November 30, 2009. Executive Consulting Services advises us on matters relating to administrative and operational matters.

    Until _____________2009, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$3.93
Printing and General Expenses	90.00
Accounting Fees and Expenses	5,000.00
Consulting Fees	4,000.00
Legal Fees and Expenses	5,000.00
Blue Sky Fees/Expenses	0.00
Transfer Agent Fees	900.00
TOTAL	$14,993.93

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 4 of our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.

2.	Article IX of our Bylaws filed as Exhibit 3.2 to this registration statement.

3.	Nevada Revised Statutes, Chapter 78.

    The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

    During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Rhonda Esparza	December 4, 2008	4,000,000	Cash of $40

    On December 4, 2008, we issued 4,000,000 shares of common stock as restricted securities to Rhonda A. Esparza, our sole officer and director, in consideration of $0.00001 per share or a total of $40. The shares were sold pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933 in that Ms. Esparza was given all information that is contained in Part I of a Form S-1 registration statement and Ms. Esparza is a sophisticated investor. No form of general advertising was used by us and no commission was paid to anyone in connection with the sale of the securities.

ITEM 16.     EXHIBITS.

    The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description

3.1	Articles of Incorporation.*

3.2	Bylaws.*

4.1	Specimen Stock Certificate.*

5.1	Opinion of Anslow & Jaclin, LLP

10.1	Consulting Agreement*

23.1	Consent of GBH, CPAs, PC

23.2	Consent of Anslow & Jaclin, LLP, as filed in Exhibit 5.1

99.1	Subscription Agreement*

*     Filed as an exhibit to the Form S-1 filed with the SEC on February 2, 2009.

ITEM 17.     UNDERTAKINGS.
A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Section 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form S-1 Registration Statement and has duly caused to the amended Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Laguna Vista, Texas on this 17th day of March, 2009.

COSTA RICA PARADISE INC.

BY:	RHONDA ESPARZA
Rhonda Esparza, President, Principal Executive
Officer, Secretary, Treasurer, Principal Financial
Officer, Principal Accounting Officer and sole
member of the Board of Directors.

    Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

RHONDA ESPARZA	President, Principal Executive Officer, Secretary,	March 17, 2009
Rhonda Esparza	Treasurer, Principal Financial Officer, Principal
Accounting Officer, and sol member of the Board
of Directors

EXHIBITS INDEX

Exhibit No.	Document Description

3.1	Articles of Incorporation.*

3.2	Bylaws.*

4.1	Specimen Stock Certificate.*

5.1	Opinion of Anslow & Jaclin, LLP

10.1	Consulting Agreement*

23.1	Consent of GBH CPAs, PC

23.2	Consent of Anslow & Jaclin, LLP, as filed in Exhibit 5.1

99.1	Subscription Agreement*

*     Filed as an exhibit to the Form S-1 with the SEC on February 2, 2009.